UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        March 5, 2007
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.   Temporary Suspension of Trading under Registrant's Employee Benefit Plans

inTEST Corporation (the "Company") has determined to retain a new provider and trustee for its Retirement Savings Plan (the "401(k) Plan"). In connection with transitioning services to the new provider and trustee, there will be a blackout period during which participants in the Plan will be temporarily unable to direct or to diversify investments in their individual accounts, including accounts that hold the Company's Common Stock. The blackout period is exepcted to begin on March 21, 2007 and end no later than April 20, 2007.

In accordance with the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, on March 5, 2007, the Company notified its directors and executive officers of a corresponding blackout with respect to shares of the Company's common stock acquired pursuant to the Company's 1997 Stock Plan. A copy of the Notice of Blackout Period sent to the directors and executive officers is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

During the two year period following the ending date of the blackout period, stockholders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the D&O Blackout period by contacting Hugh T. Regan, Jr. at (856) 424-6886.

Item 9.01.    Financial Statements and Exhibits.

(c)   Exhibits:

99.1  Notice of Blackout Period dated March 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   March 5, 2007

Exhibit Index

99.1  Notice of Blackout Period dated March 5, 2007